UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
CAMBIUM LEARNING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Cambium Learning Group, Inc.
17855 N. Dallas Parkway, Suite 400
Dallas, Texas 75287
(214) 932-9500

Dear Stockholder:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders of Cambium Learning Group, Inc. (the “Company”) on Tuesday, May 17, 2011, at 8:30 a.m. (Central Time), at the offices of Cambium Learning Group, Inc., located at 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287.

At this year’s meeting, you will be asked to vote on the election of two Class II directors, the approval, on an advisory basis, of the Company’s executive compensation, the approval, on an advisory basis, of the frequency of the stockholder vote on the Company’s executive compensation, and the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Attached you will find a notice of meeting and proxy statement that contain additional information about these proposals and the meeting itself, such as the different methods you can use to vote your proxy, including the telephone and Internet.

We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend in person, I encourage you to vote your shares to ensure your representation at the meeting and the presence of a quorum. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors of the Company, I would like to express our appreciation for your continued support of Cambium Learning Group, Inc.

Sincerely,

/s/  Scott J. Troeller

Scott J. Troeller
Chairman of the Board

CAMBIUM LEARNING GROUP, INC.
17855 N. Dallas Parkway, Suite 400
Dallas, Texas 75287
(214) 932-9500
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2011

To the Stockholders of Cambium Learning Group, Inc.:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Cambium Learning Group, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at our offices at 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287, on May 17, 2011, at 8:30 a.m., Central Time, for the following purposes, which are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1. To elect two Class II directors to each serve for a three-year term that expires at the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To hold an advisory (non-binding) vote to approve the Company’s executive compensation.

3. To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the Company’s executive compensation.

4. To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

5. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The Annual Meeting will begin promptly at 8:30 a.m., Central Time, and check-in will begin at 8:00 a.m., Central Time. Only holders of record of shares of our common stock at the close of business on March 18, 2011, the date fixed by our Board of Directors as the record date for the meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to most of our stockholders, instead of a paper copy of this Proxy Statement and our 2010 Annual Report, with instructions on how to access our proxy materials, including this Proxy Statement, our 2010 Annual Report and a form of proxy card or voting instruction card, over the Internet. The notice will also contain instructions on how a stockholder can receive a paper copy of our proxy materials.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287.

By Order of the Board of Directors,

/s/  Todd W. Buchardt

Todd W. Buchardt
Secretary and General Counsel

Dallas, Texas
April 7, 2011

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AS OF MARCH 18, 2011, ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR, IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING AND YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

Page

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	2
Why am I receiving these proxy materials?	2
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	2
What is the purpose of the meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	3
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	3
What items of business will be voted on at the meeting?	3
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How can I vote my shares without attending the meeting?	4
How can I vote my shares in person at the meeting?	5
Can I change my vote?	5
Is my vote confidential?	5
What vote is required to approve each item and how are abstentions treated?	5
What is the effect of the advisory votes on Proposals 2 and 3?	7
What is a “broker non-vote”?	7
How are “broker non-votes” counted?	7
What happens if additional matters are presented at the meeting?	8
Who will count the votes and who will serve as inspector of election at the meeting?	8
What should I do in the event that I receive more than one Notice or printed set of proxy/voting materials?	8
Who is soliciting my vote and who will bear the costs of this solicitation?	8
Where can I find the voting results of the meeting?	8
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	8
EXPLANATORY NOTE	10
SECURITIES OWNERSHIP	10
Security Ownership of Certain Beneficial Owners and Management	10
Section 16(a) Beneficial Ownership Reporting Compliance	13
CORPORATE GOVERNANCE AND BOARD MATTERS	13
Board Structure	13
Director Independence	13
Board Leadership Structure	14
Risk Oversight	14
“Controlled Company Status”	14
Committees of the Board	14
Board and Committee Meetings	15
Director Attendance at Stockholders’ Meetings	15

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CAMBIUM LEARNING GROUP, INC.
17855 N. Dallas Parkway, Suite 400
Dallas, Texas 75287
(214) 932-9500

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

This Proxy Statement is furnished by the Board of Directors of Cambium Learning Group, Inc., a Delaware corporation, in connection with the Company’s solicitation of proxies for use at our 2011 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2011, beginning at 8:30 a.m., Central Time, at our offices located at 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287, and at any postponements or adjournments thereof. This Proxy Statement contains important information regarding the Annual Meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

As used in this Proxy Statement:  the terms “we,” “our,” “us” and the “Company” each refer to Cambium Learning Group, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2011; and the term “Annual Meeting” means our 2011 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about April 7, 2011, to all stockholders of record at the close of business on March 18, 2011, the date fixed by the Board as the record date for the Annual Meeting (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date (which was March 18, 2011). As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

We have chosen to send the Notice to stockholders, instead of automatically sending a full set of printed copies to all stockholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

What is the purpose of the meeting?	At our Annual Meeting, stockholders of record on the Record Date will vote upon the items of business outlined in the notice of meeting (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of the Record Date or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance to the Annual Meeting. The meeting will begin promptly at 8:30 a.m., Central Time. Check-in will begin at 8:00 a.m., Central Time.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, bank, trustee or other nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee, or other similar evidence of ownership.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting, and at any postponements or adjournments thereof.

As of the Record Date, 43,868,676 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter to be considered at the meeting. Accordingly, there are a maximum of 43,868,676 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of our common stock representing at least 21,934,339 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the Annual Meeting are as follows:

1. the election of two nominees to serve as Class II directors on our Board;

2. the approval, on an advisory basis, of our executive compensation;

3. the approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation; and

4. the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

These proposals are described more fully in this Proxy Statement. We are not aware of any other business to be presented at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares:

• “FOR” the election of each of the director nominees;

• “FOR” the approval, on an advisory basis, of our executive compensation;

• for every “3 YEARS” with respect to the approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation; and

• “FOR” the ratification of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a broker, bank, trustee or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of our stockholders hold their shares beneficially in “street name” through a broker, bank, trustee or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. Accordingly, these proxy materials will be furnished directly to you by the Company, via the Internet, as described in the Notice, or by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners. If your shares are held by a brokerage account or by a bank, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials, as applicable, has been forwarded to you by your broker, bank, trustee or other nominee who is considered the stockholder of record with respect to those shares.

As a beneficial owner, you have the right to direct your broker, bank, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, bank, trustee or nominee. You are also invited to attend the 2011 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, bank, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or through a broker, bank, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy without attending the meeting:

By Internet — Stockholders who received a Notice may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the Notice or the proxy card. You will need to have the three digit company number and the eleven digit control number that appears on your Notice or proxy card available when voting by telephone.

By Mail — Stockholders who requested and have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instruction card as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are abstentions treated?	Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors (Proposal 1). The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (that is, who receive a plurality of votes cast) will be elected to serve as Class II directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Abstentions are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Approval, on an Advisory Basis, of Our Executive Compensation (Proposal 2). We sometimes refer to this proposal as “Say-on-Pay.” For the approval of our executive compensation, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval, which will be on an advisory (non-binding) basis. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST” this proposal.

Approval, on an Advisory Basis, of the Frequency of Future Stockholder Advisory Votes to Approve Our Executive Compensation (Proposal 3). We sometimes refer to this Proposal as “Say on Frequency.” Stockholders will be able to specify one of four choices for this Proposal on the proxy card: “3 YEARS,” “2 YEARS,” “1 YEAR” or “ABSTAIN.” This advisory vote on the frequency of the vote on executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item. However, if none of the frequency options (1 year, 2 years or 3 years) receives the vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon, the frequency option receiving the greatest number of votes (that is, a plurality of votes cast) will be considered the frequency recommended by the Company’s stockholders. In addition, pursuant to SEC rules, if a particular frequency option receives a majority of votes cast and we adopt that frequency, we may exclude from future proxy statements any stockholder proposal requesting that a different frequency be used. If you “ABSTAIN,” it will technically have the same effect as a vote “AGAINST” this proposal.

Ratification of Whitley Penn LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011 (Proposal 4). For the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST” this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the election of all of the Company’s nominees to the Board, “FOR” the approval, on an advisory basis, of our executive compensation, for every “3 YEARS” with respect to the approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation, and “FOR” the ratification of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any postponements or adjournments of the meeting).

What is the effect of the advisory votes on Proposals 2 and 3?	Proposals 2 and 3 are advisory votes mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This means that while we ask stockholders to approve resolutions regarding Say on Pay and Say on Frequency, these are not actions that require stockholder approval.

Stockholders are not voting to approve or disapprove the Board’s recommendation with respect to Say on Pay or Say on Frequency. These advisory votes are non-binding on the Board, although the Board will take them into account in making a determination concerning executive compensation and the frequency of such stockholder advisory votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

What is a “broker non-vote”?	A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. For such matters, the broker cannot vote the shares either way and reports the number of such shares as “non-votes.” Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine” matters. The ratification of the appointment of an independent registered public accounting firm (Proposal 2) is considered a routine matter. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm.

However, Proposal 1 (election of directors), Proposal 2 (advisory vote on executive compensation) and Proposal 3 (advisory vote on the frequency of the stockholder advisory vote on executive compensation) are matters the Company believes will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal and will not affect the determination of whether a matter is approved.

What happens if additional matters are presented at the meeting?	Other than the four proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Bradley C. Almond, our Chief Financial Officer, and Todd W. Buchardt, our General Counsel, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, either of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will count the votes and who will serve as inspector of election at the meeting?	We expect that a representative of Wells Fargo Shareowner Services, our transfer agent, will tabulate the votes, and that our General Counsel will act as inspector of election at the meeting.

What should I do in the event that I receive more than one Notice or printed set of proxy/voting materials?	You may receive more than one Notice or printed set of proxy solicitation materials (including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards). For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement. In addition to providing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, banks, nominees and other institutional owners. The costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2012, the written proposal must be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 calendar days before the first anniversary of this Annual Meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead not earlier than 120 days before such annual meeting and not later than (i) the 90th day prior to such meeting or (ii) the 10th day following the date that we publicly announce the date of the annual meeting. Such proposals also must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

Secretary Cambium Learning Group, Inc. 17855 N. Dallas Parkway, Suite 400 Dallas, Texas 75287

Nomination of Director Candidates: Stockholders may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth below. In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. In order to nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our bylaws, which require that the notice be delivered to our Secretary not less than 90 days nor more than 120 calendar days before the first anniversary of this Annual Meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of director candidate proposals in our proxy statement is instead not earlier than 120 days before such annual meeting and not later than (i) the 90th day prior to such meeting or (ii) the 10th day following the date that we publicly announce the date of the annual meeting. Such director candidate proposals also must comply with the requirements of Rule 14a-8 under the Exchange Act, and any other applicable rules established by the SEC. Stockholders interested in submitting such a director candidate proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Director candidate proposals should be addressed to:

Secretary Cambium Learning Group, Inc. 17855 N. Dallas Parkway, Suite 400 Dallas, Texas 75287

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices listed above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

EXPLANATORY NOTE

The Company was incorporated in Delaware in 2009 in connection with the transactions contemplated by that certain Agreement and Plan of Mergers, dated as of June 20, 2009 (the “Merger Agreement”), by and among the Company, Voyager Learning Company, a Delaware corporation (“Voyager”), Vowel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Vowel Merger Sub”), VSS-Cambium Holdings II Corp., a Delaware corporation (“Cambium Holdings”), Consonant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Consonant Merger Sub”), and Vowel Representative, LLC, a Delaware limited liability company, as Stockholders’ Representative. On December 9, 2009, the transactions contemplated by the Merger Agreement were completed, pursuant to which Vowel Merger Sub was merged with and into Voyager, and Consonant Merger Sub was merged with and into Cambium Holdings, with each of Voyager and Cambium Holdings surviving their respective mergers and continuing as wholly owned subsidiaries of the Company (together, the “Mergers”).

SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date (which is March 18, 2011), by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our executive officers named in the “Summary Compensation Table” on page 29 of this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 18, 2011 (the Record Date) through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group (except with respect to the percentage ownership of all directors and executive officers as a group).

The number and percentage of shares beneficially owned is computed on the basis of 43,868,676 shares of our common stock outstanding as of the Record Date plus an aggregate of 43,855 unvested restricted shares of common stock awarded to certain directors. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements and reports filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act since the beginning of the prior fiscal year.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cambium Learning Group, Inc., 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287.

	Number of
	Shares of Common		Percentage of
	Stock Beneficially		Shares of Common
Name and Address of Beneficial Owner	Owned		Stock Outstanding(1)

5% Stockholders:
VSS-Cambium Holdings III, LLC	32,434,692	(2)	62.4%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, New York 10055
Foxhill Capital Partners, LLC	2,911,172	(3)	6.6%
502 Carnegie Center, Suite 104 Princeton, New Jersey 08540
William E. Oberndorf	2,221,313	(4)	5.1%
c/o SPO Partners & Co. 591 Redwood Highway, Suite 3215 Mill Valley, California 94941
Directors and Executive Officers:
Scott J. Troeller	32,434,692	(5)	62.4%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, New York 10055
Thomas Kalinske	8,771	(6)	—
Harold O. Levy	8,771	(7)	—
Frederick J. Schwab(8)	10,619	(9)	*
Jeffrey T. Stevenson	32,434,692	(5)	62.4%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, New York 10055
Richard J. Surratt	15,122	(10)	*
Neil Weiner	2,925,943	(11)	6.7%
c/o Foxhill Capital Partners, LLC 502 Carnegie Center, Suite 104 Princeton, New Jersey 08540
Ronald Klausner	303,659	(12)	*
David F. Cappellucci	230,605	(13)	*
Bradley C. Almond	67,171	(14)	*
John Campbell	77,704	(15)	*
Carolyn W. Getridge	33,950	(16)	*
All directors and executive officers as a group (15 individuals)	36,239,438	(17)	68.7%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 43,868,676 shares of common stock of the Company outstanding as of March 18, 2011 (the Record Date for the Annual Meeting) plus an aggregate of 43,855 unvested restricted shares of common stock awarded to certain directors.

(2)	VSS-Cambium Holdings III, LLC, a Delaware limited liability company (“V-C Holdings III”), filed a Schedule 13D with the SEC on December 18, 2009. According to the Schedule 13D, V-C Holdings III

beneficially owned 32,364,858 shares of our common stock, with sole voting and dispositive power over these 32,364,858 shares. These shares are comprised of: (i) 20,491,870 shares of common stock received by V-C Holdings III, as the sole stockholder of Cambium Holdings immediately prior to the Mergers, pursuant to the terms of the Merger Agreement; (ii) 3,846,154 shares of common stock purchased by V-C Holdings III in exchange for a $25 million cash contribution to the Company immediately prior to the Mergers; (iii) 526,834 shares of common stock underlying a common stock warrant (the “Warrant”) issued to V-C Holdings III pursuant to the terms of the Merger Agreement; and (iv) a maximum of 7,500,000 shares of common stock subject to subscription rights (the “Subscription Rights”) granted to V-C Holdings III pursuant to the terms of a stockholders agreement entered into in connection with the Mergers. Since the filing of the Schedule 13D, the number of shares of common stock underlying the Warrant has increased by an aggregate of 69,834 shares, and may be further increased under certain circumstances, in accordance with the terms and provisions of the Warrant. Thus, V-C Holdings III may be deemed to beneficially own an aggregate of 32,434,692 shares of our common stock as of the Record Date.

(3)	Foxhill Capital Partners, LLC, a Delaware limited liability company (“Foxhill”), and certain of its affiliates, Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, Ltd., Foxhill Capital (GP), LLC, and Neil Weiner, filed a Schedule 13G with the SEC on December 22, 2009. According to the Schedule 13D, Foxhill and its affiliates beneficially owned 2,888,838 shares of our common stock, with shared voting and dispositive power over these 2,888,838 shares. In August, 2010, the Foxhill entities purchased an additional 22,333 shares of our common stock. Thus, the Foxhill entities may be deemed to beneficially own an aggregate of 2,911,172 shares (after rounding) of our common stock as of the Record Date.

(4)	William E. Oberndorf and certain affiliates of Mr. Oberndorf filed a Schedule 13G with the SEC on February 14, 2011. According to the Schedule 13G, Mr. Oberndorf may be deemed to beneficially own 2,221,313 shares of our common stock, with sole voting and dispositive power over 13,953 shares and shared voting and dispositive power over 2,207,360 shares. Mr. Oberndorf is one of three controlling persons of SPO Advisory Corp. and, as such, Mr. Oberndorf may be deemed to share investment and voting control with respect to 1,943,562 shares of our common stock. Mr. Oberndorf also may be deemed to beneficially own (and share investment and voting control with respect to) 263,798 shares of our common stock through his control of family trusts and foundations. Of the 13,953 shares of our common stock over which Mr. Oberndorf has reported sole voting and dispositive power, 12,683 shares may be deemed to be beneficially owned by Mr. Oberndorf solely in his capacity as sole general partner of Oberndorf Family Partners, a family partnership, and 1,270 shares of common stock are owned by Mr. Oberndorf solely in his capacity as trustee for the account of his children.

(5)	By virtue of their positions within Veronis Suhler Stevenson (“VSS”) and by virtue of VSS’ equity interest in V-C Holdings III, Messrs. Stevenson and Troeller each may be deemed to share investment and voting control with respect to the 32,434,692 shares of our common stock owned by V-C Holdings III. See Note (2) above.

(6)	This number consists of 8,771 restricted shares of our common stock beneficially owned by Mr. Kalinske.

(7)	This number consists of 8,771 restricted shares of our common stock beneficially owned by Mr. Levy.

(8)	Mr. Schwab served as our director as of the Record Date. However, as indicated elsewhere in this Proxy Statement, Mr. Schwab is not standing for re-election to the Board at the Annual Meeting.

(9)	This number includes 8,771 restricted shares of our common stock beneficially owned by Mr. Schwab.

(10)	This number includes 8,771 restricted shares of our common stock beneficially owned by Mr. Surratt.

(11)	This number includes (i) 8,771 restricted shares of our common stock beneficially owned by Mr. Weiner and (ii) 2,911,172 shares of our common stock owned by the Foxhill entities (see Note (3) above). By virtue of his position within Foxhill, Mr. Weiner may be deemed to share investment control with respect to the 2,911,172 shares of our common stock beneficially owned by the Foxhill entities.

(12)	This number includes options to purchase 269,507 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011.

(13)	This number includes options to purchase 215,605 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011.

(14)	This number includes options to purchase 62,500 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011.

(15)	This number includes options to purchase 75,000 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011.

(16)	This number includes options to purchase 32,511 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011.

(17)	This number includes (i) options to purchase an aggregate of 771,373 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 18, 2011; (ii) an aggregate of 32,434,692 shares of common stock that may be deemed to be beneficially owned by each of Messrs. Stevenson and Troeller, including 596,668 shares issuable upon exercise of the Warrant and 7,500,000 shares that are subject to the Subscription Rights; and (iii) an aggregate of 2,911,172 shares of common stock that may be deemed to be beneficially owned by Mr. Weiner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial owners of more than 10% of our registered equity securities to file reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or any written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that these persons complied with all applicable Section 16(a) filing requirements during our fiscal year ended December 31, 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Structure

Our amended and restated certificate of incorporation provides that the Board shall consist of nine directors. Currently, the Board has nine directors, but Mr. Schwab has advised the Board that he will not stand for re-election to the Board at the Annual Meeting. Mr. Schwab will remain a director until his successor is elected and qualified, or until he resigns (or is removed). The Board is currently in the process of identifying potential candidates to replace Mr. Schwab, but has not identified any such candidate as of the date of this Proxy Statement. Pursuant to a recent amendment to the stockholders agreement entered into in connection with the Mergers, and in accordance with our bylaws, the vacancy may be filled by majority vote of the remaining directors. The Company’s current directors are David F. Cappellucci, Thomas Kalinske, Ronald Klausner, Harold O. Levy, Frederick J. Schwab (not seeking re-election), Jeffrey T. Stevenson, Richard J. Surratt, Scott J. Troeller and Neil Weiner. Our directors are divided into three classes — Class I, Class II and Class III — with three directors in each class. The directors in each class serve for staggered three-year terms. Messrs. Cappellucci, Levy and Kalinske are Class I directors whose terms will expire at our 2013 Annual Meeting of Stockholders. Messrs. Weiner and Troeller are Class II directors whose terms will expire at our 2011 Annual Meeting of Stockholders. The replacement director that fills the vacant Board seat previously held by Mr. Schwab will also be a Class II director. Messrs. Klausner, Stevenson and Surratt are Class III directors whose terms will expire at our 2012 Annual Meeting of Stockholders.

Director Independence

Our Board has determined that each of Thomas Kalinske, Harold O. Levy, Frederick J. Schwab (not seeking re-election) and Neil Weiner satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“NASDAQ”) and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Since the Company is a “controlled company” (as defined in NASDAQ Rule 5615(c)(2)), it is not required to have a majority of the Board comprised of independent directors. See “Controlled Company Status” below for additional information.

Board Leadership Structure

Scott J. Troeller serves as the Chairman of our Board and Ronald Klausner serves as our Chief Executive Officer. We believe the separation of offices is beneficial because a separate Chairman (i) is able to provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, and (iii) allows the Chairman to focus on stockholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. As Mr. Troeller has significant experience with companies engaged in the media, communications and information industries, he is particularly well suited to serve as Chairman.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company. The Board believes that this approach, supported by the separation of our senior leadership, provides appropriate checks and balances against undue risk-taking.

“Controlled Company” Status

The Company is a “controlled company” as defined in NASDAQ Rule 5615(c)(2) because VSS-Cambium Holdings III, LLC, an entity controlled by Veronis Suhler Stevenson (“VSS”), holds more than 50% of the Company’s voting power. As a “controlled company,” the Company is not required to have a majority of its Board comprised of independent directors, a compensation committee comprised solely of independent directors or a nominating committee comprised solely of independent directors.

Committees of the Board

Overview.  Our Board has one standing committee: the Audit Committee. The Board may, from time to time, establish other committees to facilitate the management of the Company or for any other functions it may deem necessary or appropriate. The Board may also create various ad hoc committees for special purposes. Committee membership will be decided by the Board members. The membership during the last fiscal year and the function of the Audit Committee is described below.

Audit Committee.  The current members of the Audit Committee are Neil Weiner (Chairman), Thomas Kalinske and Frederick J. Schwab, each of whom is an independent director meeting the requirements of applicable SEC and NASDAQ rules. Prior to the election of Mr. Kalinske to the Audit Committee on February 26, 2010, Scott J. Troeller was a member of the Audit Committee. Although Mr. Troeller is not an independent director under NASDAQ rules or the independence criteria of the SEC, Mr. Troeller was permitted to serve as a member of the Audit Committee for a period not to exceed one year in accordance with the phase-in provisions set forth in NASDAQ Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) under the Exchange Act.

As noted, the Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Our Board has determined that Frederick J. Schwab continues to qualify, and that Neil Weiner also qualifies, as an “audit committee financial expert” as defined in SEC rules. Mr. Weiner will serve as the Audit Committee’s “audit committee financial expert” beginning on the date of the Annual Meeting.

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. The Audit Committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require the Company to pay for such expenditures. The Audit Committee has a written charter, which was adopted by our Board in December, 2009, a copy of which can be found on our website at www.cambiumlearning.com. The information on our website is not a part of this Proxy Statement. During 2010, the Audit Committee held eight meetings. The report of the Audit Committee appears on page 19 of this Proxy Statement.

Board and Committee Meetings

The Board held eleven meetings during 2010 and took action by written consent on two occasions. Each director, except for Jeffrey T. Stevenson, attended at least 75 percent of the aggregate number of all meetings of the Board and of the committees of the Board on which he served that were held during 2010.

Director Attendance at Stockholders’ Meetings

We do not maintain a formal policy regarding director attendance at our annual stockholders’ meetings. The directors of the Company are encouraged to attend the Company’s annual stockholders’ meetings, and we expect that, absent compelling circumstances, our directors will attend our annual stockholders’ meetings in person or by telephone. Eight of our directors attended the Company’s 2010 Annual Meeting of Stockholders, which was held on May 25, 2010.

Director Nomination Process

Nominations.  Our Board does not currently have a nominating committee or other committee performing a similar function, nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership by the full Board and the stockholders. Since over 50% of our voting power is controlled by VSS-Cambium Holdings III, LLC, we are considered a “controlled company” under NASDAQ Rule 5615(c)(2) and are not required to have a nominating committee or to have a majority of our independent members recommend qualified nominees for consideration by the Board. The Board as a whole performs the functions that would typically be performed by a nominating committee.

Our Board believes that it is appropriate for us to not have a nominating committee because in light of VSS-Cambium Holdings III, LLC’s control of more than 50% of our voting power, it does not believe that a nominating committee would serve a meaningful purpose (and, accordingly, since there is no nominating committee, the Board does not have a nominating committee charter). Additionally, under the terms of our amended and restated certificate of incorporation and a stockholders agreement entered into in connection with the Mergers to which we are a party, for so long as VSS-Cambium Holdings III, LLC and its affiliates own at least 50% of our outstanding common stock, they have the right to nominate five directors to the Board and, until the expiration date (as defined in such stockholders agreement), Vowel Representative, LLC, has the right to nominate four directors to the Board. Pursuant to the terms of the stockholders agreement, VSS-Cambium Holdings III, LLC has agreed to vote or act by written consent to elect the directors designated by Vowel Representative, LLC, which is the representative of the former Voyager stockholders under the Merger Agreement, until the applicable expiration date, but in no event later than December 8, 2012.

Director Qualifications.  While our Board has not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our code of business conduct and ethics. While our Board has not formalized specific minimum qualifications that it believes must be met by a candidate in order for such candidate to be recommended by the Board, the Board believes that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (iv) meet other requirements as may be required by applicable rules, such as independence, financial literacy or financial expertise with respect to Audit Committee members.

Stockholder Nominations and Recommendations.  As described above in the “Question and Answer” section of this Proxy Statement under the question “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, our Board may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and the Company within the last three years, evidence of ownership of our common stock by the recommending stockholder and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

Identifying and Evaluating Director Nominees.  Typically, new candidates for nomination to the Board are suggested by our directors or our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons. The Board carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper. The Board will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Board considers many factors, including, without limitation, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Board evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Board using the same criteria as other candidates.

Director Compensation

Our current Board compensation program is as follows:

Non-Employee Directors.  A “Non-Employee Director” is any director who is neither an employee of the Company or any subsidiary of the Company, nor an Affiliated Director (as defined below). Each Non-Employee Director is entitled to (i) an annual retainer of $35,000, payable in cash (pro-rated for partial year service); and (ii) an annual award of restricted common stock of the Company valued at approximately $30,000. The restrictions on the common stock award will lapse on the one year-anniversary of the grant date or upon a change in control of the Company. The common stock awards will be made under, and will be subject to, the Company’s 2009 Equity Incentive Plan (the “Equity Incentive Plan”). The number of shares subject to subsequent annual awards, or awards for Non-Employee Directors who join the Board during a calendar year, will be based on a $30,000 valuation (pro-rated for partial years), using the then-current stock price. For fiscal year 2010, Non-Employee Directors were given the option to receive an amount of cash equal to $30,000 in lieu of the restricted common stock award. For fiscal year 2011, each Non-Employee Director was awarded 8,771 shares of the restricted common stock.

Affiliated Directors.  “Affiliated Directors” are directors who are employed by VSS. Each Affiliated Director is entitled to an annual retainer of $65,000, payable in cash (pro-rated for partial year service), in lieu of any annual equity compensation. The compensation payable to Affiliated Directors is required to be paid directly to VSS and not to the Affiliated Directors.

Employee Directors.  An “Employee Director” is any director who is a current officer or employee of the Company or any subsidiary of the Company. Employee Directors do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings.

In addition to any other applicable compensation payable under the director compensation program outlined above, so long as the Chairman of the Board is an Affiliated Director, he or she will be entitled to an annual retainer of $70,000, payable in cash (pro-rated for partial year service). Also, members of the Audit Committee of the Board are entitled to receive an additional annual cash retainer of $7,000, and the Chairman of the Audit Committee is entitled to receive an additional annual cash retainer of $10,000.

The table below sets forth the total compensation received by our Non-Employee Directors and Affiliated Directors in 2010. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value of awards computed in accordance with the accounting guidance for stock compensation for restricted stock awards granted to the directors in 2010.

	Fees Earned or	Stock Awards	Option Awards
Name	Paid in Cash ($)	($) (1)(2)	($)	Total ($)

Thomas Kalinske	72,000	—	—	72,000
Harold O. Levy	65,000	—	—	65,000
Scott J. Troeller	135,000	—	—	135,000
Frederick J. Schwab	72,000	—	—	72,000
Jeffrey T. Stevenson	65,000	—	—	65,000
Richard J. Surratt	65,000	—	—	65,000
Neil Weiner	45,000	30,000	—	75,000

(1)	Restricted stock awards include the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), Compensation — Stock Compensation. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 17 — Stock Based Compensation and Expense” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)	Each of these restricted stock awards will vest over a one-year period, with 100% of such shares vesting on the first anniversary of the grant date.

Code of Ethics and Code of Conduct

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code of Conduct”) and our Code of Ethics for Senior Financial Officers (the “Code of Ethics”) reflect our values and the business practices and principles of behavior that support this commitment. The Code of Ethics is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, and the Code of Conduct is intended to satisfy the NASDAQ listing standards requirement for a “code of conduct.” Both the Code of Ethics and the Code of Conduct are available on our website at www.cambiumlearning.com. We will post any amendment to the Code of Ethics or the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website. The information on our website is not a part of this Proxy Statement. Each of the Code of Ethics and the Code of Conduct also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: Cambium Learning Group, Inc., 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287, Attention: Secretary.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee or other Board committee performing equivalent functions. No interlocking relationship exists between any executive officer or director of the Company and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Review of Related Person Transactions

Our Board’s policy, as set forth in the Audit Committee’s charter, is that all transactions with related persons, as contemplated by Item 404(a) of Regulation S-K of the SEC’s rules and regulations, are subject to review and approval by our Audit Committee.

Transactions with Related Persons

Messrs. Stevenson and Troeller, directors of the Company, are both partners of VSS. Funds managed by VSS own a majority of the equity interests in the Company.

Cambium Learning, Inc. (“CLI”), which became an indirect, wholly owned subsidiary of the Company following completion of the Mergers, previously entered into a management services agreement with VSS, effective on April 12, 2007. Under the term of that agreement, VSS provided CLI with the following services:

•	advice in connection with the negotiation of agreements, contracts, documents, and instruments necessary to provide CLI with financing from banks on terms and conditions satisfactory to CLI; and

•	financial, managerial, and operational advice in connection with CLI’s day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of CLI.

Pursuant to the management services agreement, CLI paid VSS an annual monitoring fee of $200,000, plus out-of-pocket expenses, payable semi-annually in arrears, in exchange for these services. The management services agreement was terminated at the effective time of the Mergers in December, 2009, and VSS ceased to be compensated under such agreement at that time.

VSS-Cambium Holdings, LLC, an indirect, wholly owned subsidiary of the Company, paid to an affiliate of VSS a fee of $3,200,000 in connection with VSS-Cambium Holdings, LLC’s purchase of CLI in 2007, together with $146,491 of reimbursed expenses. VSS-Cambium Holdings, LLC was also obligated to pay to a VSS affiliate certain fees in the event that additional equity or debt financings were completed by VSS-Cambium Holdings, LLC. Contemporaneous with the closing of the Mergers in December, 2009, that fee agreement was replaced by a consulting fee agreement between the Company and VSS, entitling VSS to the following fees:

•	a fee equal to 1% of the gross proceeds of any debt or equity financing by the Company; and

•	a fee equal to 1% of the enterprise value of any entities acquired or disposed of by the Company.

In connection with a debt refinancing completed subsequent to year-end 2010, the Company paid $1.75 million to VSS in February, 2011, under this consulting fee arrangement.

These obligations will remain in effect until the earlier of the date on which VSS-Cambium Holdings III, LLC or funds managed by VSS cease to beneficially own at least 10% of the outstanding common stock of the Company or, unless the Company’s Audit Committee renews the consulting fee agreement, January 1, 2015.

An affiliate of VSS was entitled to a fee in the amount of $3,000,000 from the Company upon completion of the Mergers in consideration of providing advisory services with respect to the Mergers. This fee was payable in two installments: $1,000,000 in cash was paid at closing of the Mergers, and the balance was paid on August 25, 2010.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or with an individual Board member, including any non-management member of the Board, may do so by writing to the attention of the Board or to the particular Board member and mailing the correspondence to: Attention: Board of Directors (or name of Board member(s)), c/o Secretary, Cambium Learning Group, Inc., 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of the NASDAQ Global Market. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

The Audit Committee monitors the Company’s external audit process, including the scope, fees, auditor independence matters and the extent to which the Company’s independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Audit Committee members are not all professional accountants or auditors, and their function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Whitley Penn LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements. Beginning with the fiscal year ended December 31, 2010, Whitley Penn LLP also has issued an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee provides oversight, advice, counsel and direction to management and the independent registered public accounting firm on matters for which it is responsible based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2010, and met with both management and Whitley Penn LLP to discuss those financial statements and Whitley Penn LLP’s related opinion. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Whitley Penn LLP the matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards , Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has also received and reviewed the written disclosures and the letter from Whitley Penn LLP required by applicable requirements of the PCAOB regarding Whitley Penn LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2010, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 to be filed with the SEC.

Members of the Audit Committee:

Neil Weiner, Chairman
Thomas Kalinske
Frederick J. Schwab

PROPOSAL ONE
ELECTION OF DIRECTORS

Director Nominees

The Board has nominated Scott J. Troeller and Neil Weiner for re-election as Class II directors. If re-elected to the Board, Messrs. Troeller and Weiner would each hold office as a Class II director until our Annual Meeting of Stockholders to be held in 2014 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Troeller and Weiner consented to be named as a nominee and, if elected, to serve as a director.

If either of the nominees named above is unable or unwilling to serve as a director, your proxy will be voted for such other person or persons as the Board may recommend. We do not anticipate that such an event will occur.

Frederick J. Schwab is also a Class II director whose term is set to expire at the Annual Meeting. However, Mr. Schwab will not be standing for re-election to the Board at the Annual Meeting. Mr. Schwab will remain a director until his successor is elected and qualified, or until he resigns (or is removed). The Board is currently in the process of identifying potential candidates to replace Mr. Schwab, but has not identified any such candidate as of the date of this Proxy Statement. Pursuant to a recent amendment to the stockholders agreement entered into in connection with the Mergers, and in accordance with our bylaws, the vacancy may be filled by majority vote of the remaining directors.

Information About the Nominees

Scott J. Troeller.  Scott J. Troeller serves as a Class II director whose term will expire in 2011 and the Chairman of the Board. Mr. Troeller also served as a member of the Audit Committee of the Board until February, 2010. Mr. Troeller has served as a director of the Company since its formation. Mr. Troeller is a Partner of VSS, a position he has held since 2005, and a managing member of the general partner of three VSS funds: VS&A Communications Partners III, L.P. (“VS&A III”); VSS Communications Partners IV, L.P. (“VSS IV”); and VSS Mezzanine Partners (“VSS MP”). From 1996 to 1998, Mr. Troeller was a Director of VSS and was a Managing Director of VSS from 1998 until 2000. He became a General Partner of VS&A III in 2001. Mr. Troeller is actively involved in substantially all aspects of VSS’ activities, including new business development, financial and transaction structuring, portfolio management and monitoring, fund raising and operations of the firm. Mr. Troeller also is a member of the investment committees of VS&A III, VSS IV and VSS MP. Mr. Troeller has approximately 18 years of private and public equity and debt investment, financing and transactional experience across a broad range of sectors, focusing primarily on media, communications and information industries. Mr. Troeller has played an active role in many of VSS’ investments, completing over 50 platform and add-on investments. He has served or is currently serving on the boards of several current and former portfolio companies.

Mr. Troeller’s service in an array of positions within VSS, and his associated service on the boards of directors of multiple VSS portfolio companies, provides the Board with access to information regarding business practices and strategies across several industries. Mr. Troeller’s vast expertise regarding mergers and acquisitions and financing allows him to provide invaluable guidance to the Board and executive management regarding these matters. This continues to be very important to the Company, because we have implemented through the Mergers, and may continue to implement, a growth strategy that involves the acquisition of complementary businesses. In addition, Mr. Troeller’s close involvement with CLI since its acquisition by VSS in 2007 has provided him with extensive knowledge of the Company and its business, management and operations.

Neil Weiner.  Neil Weiner serves as a Class II director whose term will expire in 2011 and is the Chairman of the Audit Committee of the Board. Mr. Weiner has served as a director of the Company and Chairman of the Audit Committee of the Board since December, 2009. Mr. Weiner is the founder of Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., and Foxhill Opportunity Offshore Fund, Ltd., and has served as the Senior Managing Member of Foxhill Capital Partners, LLC, the investment manager of the Foxhill funds, since January 2006. Mr. Weiner has over 25 years of investment experience, including the management of hedge fund portfolios for the past 17 years. From June 2000 through March 2005, Mr. Weiner was a Managing Member and co-portfolio manager of Triage Advisors LLC and Triage Management LLC, the investment advisors to Triage Capital Management LP and Triage Offshore Fund Ltd. Prior to joining Triage Capital Management, LLC, Mr. Weiner was a Managing Director and portfolio manager from April 1992 to May 2000 with LibertyView Capital Management, a multi-strategy arbitrage hedge fund group. Prior to his hedge fund experience, Mr. Weiner worked as a sell-side analyst at Solomon Brothers.

Through his 25+ years of investment experience, Mr. Weiner has acquired extensive knowledge of, and experience in, the areas of finance and capital markets. Mr. Weiner has substantial hedge fund and investment experience, most recently as founder and manager of the Foxhill funds. Mr. Weiner’s prior experiences demonstrate his leadership capability and business acumen. In addition, based on Mr. Weiner’s extensive business and investment experience, the Board has determined that he qualifies as an “audit committee financial expert.”

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE TWO NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

Information About the Directors and Executive Officers of the Company

The table below sets forth the names and ages of the current directors, including the nominees, and the executive officers of the Company, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)

DIRECTOR NOMINEES — CLASS II DIRECTORS (WHOSE TERMS EXPIRE IN 2011)(1):
Scott J. Troeller	42	Chairman of the Board
Neil Weiner	50	Director
CONTINUING DIRECTORS — CLASS I DIRECTORS (WHOSE TERMS EXPIRE IN 2013):
David F. Cappellucci	54	President and Director
Harold O. Levy	58	Director
Thomas Kalinske	66	Director
CONTINUING DIRECTORS — CLASS III DIRECTORS (WHOSE TERMS EXPIRE IN 2012):
Ronald Klausner	58	Chief Executive Officer and Director
Jeffrey T. Stevenson	50	Director
Richard J. Surratt	50	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Bradley C. Almond	44	Chief Financial Officer
Barbara A. Benson	40	Controller and Principal Accounting Officer
Todd W. Buchardt	51	Senior Vice President, General Counsel and Secretary
John Campbell	50	Senior Vice President and President, Cambium Learning Technologies
Carolyn W. Getridge	66	Senior Vice President Human Resources and Urban Development
George A. Logue	60	Executive Vice President and President, Sopris

(1)	Frederick J. Schwab is also a Class II director whose term is set to expire at the Annual Meeting. However, as mentioned elsewhere in this Proxy Statement, Mr. Schwab will not be standing for re-election to the Board at the Annual Meeting.

Director Nominees — Class II

Information regarding the background and experience of Scott J. Troeller and Neil Weiner, the Class II directors, is set forth above under the caption “Information About the Nominees.”

Continuing Directors — Class I

David F. Cappellucci.  David F. Cappellucci has served as a director of the Company since December, 2009. Mr. Cappellucci has served as President of the Company since December, 2009, and has 24 years of experience in the education industry. Prior to that, Mr. Cappellucci served as the Chief Executive Officer of Cambium Learning, Inc., or CLI, since April, 2007. Before co-founding CLI in December, 2002, Mr. Cappellucci spent 13 years with Houghton Mifflin Company, where he served in a variety of senior management positions, overseeing strategy, mergers and acquisitions, planning and operations at both the corporate level and within a number of business units, including the K-12 School Publishing Group and the Educational and Business Software Divisions. In 2000, Mr. Cappellucci co-founded Classwell Learning Group, an education company formed within the Houghton Mifflin organization. Through 2002, Mr. Cappellucci served as President and Chief Executive Officer of Classwell Learning Group, which was described as the “best new brand in the education market” by a major industry magazine in 2002. From 1992 to 1997, Mr. Cappellucci served as Senior Vice President of Elementary Education for Simon & Schuster. Prior to that, Mr. Cappellucci was Vice President of Finance, Planning and Operations for Houghton Mifflin’s K-12 school and assessment businesses.

Mr. Cappellucci was one of the founders of CLI and served in a senior management role with CLI since CLI’s inception in 2002. Prior to that, Mr. Cappellucci held several senior management positions with prominent education companies. As such, Mr. Cappellucci’s qualifications to serve on the Board include his long history of senior management experience, his knowledge of the education industry and a history and familiarity with CLI and its affiliates prior to the Mergers. In addition, Mr. Cappellucci’s role as the President of the Company, and the former CEO of CLI, provides the Board with invaluable insight into the management and daily operations of the Company and its subsidiaries.

Harold O. Levy.  Harold O. Levy has served as a director of the Company since January, 2010. Mr. Levy is currently the managing director at Palm Venture, LLC, a position he has held since January, 2010, concentrating on investments in education, regulated industries and allied fields. Prior to that, he was the Managing Director and Special Counsel at Plainfield Asset Management from April, 2007, until December, 2009. He previously served as Executive Vice President and General Counsel at Kaplan, Inc., from November, 2002 to March, 2007, where he was a member of the Executive Team of Kaplan University and founded Kaplan University’s online School of Education. Mr. Levy is also a former New York City Schools Chancellor; he created accountability metrics, started the Teaching Fellows Program for career changers and significantly improved reading and math scores including, in 2002, the largest ever one-year gain in math scores.

Mr. Levy has held several distinguished positions in the areas of education and investing. As noted above, Mr. Levy served as the former New York City Schools Chancellor, and, as such, he brings to the Board significant experience with the political process, as well as a range of diverse activities within the public sphere. He also has expertise involving communications with many constituencies, including children, parents, teachers and school administrators, the Company’s primary customer base.

Thomas Kalinske.  Thomas Kalinske has served as a director of the Company and a member of the Audit Committee of the Board since February, 2010. Mr. Kalinske is the Executive Chairman of Moonshoot, an online business teaching English to non-English speaking children in Asia. In addition to his role at Moonshoot, Mr. Kalinske also serves as Vice Chairman of the board of LeapFrog Enterprises, Inc. Mr. Kalinske’s history with LeapFrog dates back to September, 1997, where he first served as CEO until June, 2006, and was the Chairman of the board of directors until February, 2004. Prior to that, he served as the CEO of Knowledge Universe, Sega of America, Matchbox, Inc. and Mattel, Inc. Mr. Kalinske has also served on the board of directors of Blackboard, Inc., a University and K-12 enterprise software applications company since April, 2007. He also serves on the board of directors of Kidzui, a safe children’s Internet search and education site, the board of directors of Genyous Omnitura, a cancer drug development company, the National Board of Advisors of the University Of Arizona School Of Business, and is an Emeritus member of the University Of Wisconsin School Of Business Advisors.

Mr. Kalinske has been a leader in a number of technology, toy and education ventures, and brings extensive experience in these areas to the Board. As noted, he has served as CEO of Mattel, a leading toy manufacturer and prominent public company, and has held both the CEO and Chairman roles at Leapfrog, a publicly traded company focused on designing, developing and marketing an array of technology-based learning platforms for infants and children. Among other things, Mr. Kalinske brings to the Board his extensive experience in the areas of technology, gaming and educational ventures, areas that align closely with the Company’s continuing focus on technology-based learning. His background in relevant industries and his long career of leadership as a director and as an officer of various companies, including a current directorship with a public company other than the Company, allow Mr. Kalinske to provide the Board with pertinent strategic and business insight.

Continuing Directors — Class III

Ronald Klausner.  Ronald Klausner serves as a Class III director whose term will expire in 2012. Mr. Klausner has served as a director of the Company since December, 2009. Mr. Klausner serves as Chief Executive Officer of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Klausner previously served as President of Voyager Expanded Learning since October, 2005. Prior to that, Mr. Klausner served as President of ProQuest Information and Learning (a subsidiary of Voyager until it was sold in 2007) from April, 2003 to October, 2005. Mr. Klausner came to Voyager from D&B (formerly known as Dun & Bradstreet), a global business information and technology solutions provider, where he worked for 27 years. He most recently served as D&B’s Senior Vice President, U.S. Sales, leading a segment with more than $900 million in revenue. Previously, Mr. Klausner led global data and operations, and customer service, providing business-to-business, credit, marketing and purchasing information in over 200 countries.

Mr. Klausner possesses substantial executive, business and operational experience relating to the Company and its affiliates and predecessor companies, having served in various senior management positions with Voyager and its affiliates since 2003. As the Company’s CEO and a member of the Board, Mr. Klausner has demonstrated leadership skills, business expertise and a commitment to the Company’s mission. As with Mr. Cappellucci, Mr. Klausner brings to the Board the critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of senior management’s perspective on our business.

Jeffrey T. Stevenson.  Jeffrey T. Stevenson serves as a Class III director whose term will expire in 2012. Mr. Stevenson has served as a director of the Company since its formation. Mr. Stevenson is the Managing Partner and Co-Chief Executive Officer of VSS, a private equity fund with $2.5 billion of capital under management. Mr. Stevenson joined VSS in 1982, shortly after its formation, and has been the head of its private equity business since its first investment in 1989. VSS manages private equity and mezzanine funds dedicated to companies engaged in the media, communications and information industries. Mr. Stevenson currently serves as a director of substantially all of the private portfolio companies in which VSS has invested and serves on the investment committee for each of VSS’ investment funds.

As Managing Partner of a private equity fund with over $2.5 billion of capital under management, Mr. Stevenson has acquired extensive business, operating and investing expertise and has a diversified background of managing several companies, primarily in the media, communications and information industries. Mr. Stevenson has many years of experience as a private equity investor and serves on the boards of directors of substantially all of VSS’ portfolio companies. Mr. Stevenson has extensive experience in private investments and finance, and possesses considerable knowledge with respect to strategic business matters across several industries. As a result of these experiences and the insights he has gained in investments, financial management and other areas, Mr. Stevenson makes a significant contribution to the Board’s consideration of issues, including those relating to financial matters, operations and oversight of management.

Richard J. Surratt.  Richard J. Surratt serves as a Class III director whose term will expire in 2012. Mr. Surratt has served as a director of the Company since December, 2009. Prior to completion of the Mergers in December, 2009, Mr. Surratt served as Chief Executive Officer of Voyager, a position he had held since January 2007. Prior to that, Mr. Surratt was Senior Vice President and Chief Financial Officer of Voyager since November 2005. From 1999 to 2005, Mr. Surratt was Executive Vice President and Chief Financial Officer of Independence Air, where he was responsible for accounting, treasury, legal, financial planning and information systems activities. Prior to that, Mr. Surratt held various financial and management positions with Mobil Corporation between 1991 and 1999.

Mr. Surratt has extensive experience in both financial and management matters, having held both chief financial officer and chief executive officer roles during his career. Among such positions, Mr. Surratt has served in various senior management positions with Voyager since 2005. Thus, in addition to the key senior management, leadership and financial, strategic planning, corporate governance and public company reporting experience that he brings to the Board, Mr. Surratt also brings a long history and familiarity with Voyager and its subsidiaries prior to the Mergers.

Executive Officers

Bradley C. Almond.  Bradley C. Almond is Senior Vice President and Chief Financial Officer of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Almond previously served as Vice President and Chief Financial Officer of Voyager since January, 2009. Mr. Almond joined Voyager in November, 2006, as Chief Financial Officer of the Voyager Expanded Learning operating unit. Before joining Voyager, Mr. Almond was Chief Financial Officer, Treasurer and Vice President of Administration at Zix Corporation, a publicly traded email encryption and e-prescribing service provider located in Dallas, Texas, since 2003. From 1998 to 2003, Mr. Almond worked at Entrust Inc., where he held a variety of management positions, including president of Entrust Japan, general manager of Entrust Asia and Latin America, vice president of finance and vice president of sales and customer operations. Mr. Almond is a licensed Certified Public Accountant.

Barbara A. Benson.  Barbara A. Benson has served as the Company’s Controller and Principal Accounting Officer since March, 2010. Ms. Benson served as Controller of the Company since completion of the Mergers in December, 2009. Prior to that, Ms. Benson served as Controller and Principal Accounting Officer for Voyager since February, 2009. Ms. Benson joined Voyager in March, 2007, as Controller of the Voyager Expanded Learning operating unit. From 2004 until joining Voyager in March, 2007, Ms. Benson held positions at Pegasus Solutions, Inc., a hotel technology provider of reservation, distribution, financial, and representation services, including Controller and Director of Financial Accounting and Reporting. Ms. Benson is a licensed Certified Public Accountant.

Todd W. Buchardt.  Todd W. Buchardt serves as Senior Vice President, General Counsel and Secretary of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Buchardt previously served as Voyager’s Senior Vice President since November, 2002, Vice President since March, 2000, and General Counsel and Secretary since 1998. Before joining Voyager, Mr. Buchardt held various legal positions with First Data Corporation from 1986 to 1998.

John Campbell.  John Campbell serves as a Senior Vice President of the Company and the President of the Cambium Learning Technologies business unit, a position he has held since completion of the Mergers in December, 2009. Mr. Campbell previously served as Chief Operating Officer of Voyager Expanded Learning since January, 2004. Before joining Voyager, Mr. Campbell served as Chief Operating Officer and business unit head of a research based reading company (Breakthrough to Literacy) within McGraw-Hill. Prior to joining Breakthrough/McGraw-Hill, he served as Director of Technology for a division of Tribune Education. Additionally, Mr. Campbell has experience as General Manager of a software start-up (Insight) and as Director of Applications and Technical Support for a hardware manufacturer (Commodore International).

David F. Cappellucci.  See narrative description under the caption “Information About the Nominees,” above.

Ronald Klausner.  See narrative description under the caption “Continuing Directors — Class III,” above.

Carolyn W. Getridge.  Carolyn W. Getridge is currently Senior Vice President of Human Resources and Urban Development at Cambium Learning. She joined Voyager in 1997 as a member of the team that launched the company after a distinguished 30-year career in public education. Immediately prior to joining Voyager, Ms. Getridge was Superintendent of the Oakland Unified School District. Ms. Getridge also served as Associate Superintendent of Curriculum and Instruction in Oakland and as Director of Education Programs for the Alameda (CA) County Office of Education.

George A. Logue.  George A. Logue serves as Executive Vice President and the President of Sopris, the Supplemental Solutions business unit of the Company, a position he has held since completion of the Mergers in December, 2009. Mr. Logue previously served as the Executive Vice President of Cambium Learning, Inc., or CLI, since June, 2003 and has 30 years of education industry experience. Before joining CLI, Mr. Logue spent 18 years in various leadership roles with Houghton Mifflin Company. At Houghton Mifflin, Mr. Logue served as Executive Vice President of the School Division from 1996 to 2003. Prior to serving as Executive Vice President of Houghton Mifflin, Mr. Logue was Vice President for Sales and Marketing from 1994 to 1996.

PROPOSAL TWO
ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board has structured our executive compensation program to achieve the following key objectives:

•	provide a total rewards package to our executives that are competitive with our peer companies;

•	attract and retain key talent; and

•	link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

In fiscal year 2010, the Company achieved many of its goals, despite a challenging economic environment and downward pressure on state and local funding of educational spending. Our primary focus in 2010 was to:

•	Complete the integration resulting from the Mergers consummated in December, 2009;

•	Realize our targeted cost savings through synergies of $10 million;

•	Increase Earnings Before Interest, Taxes, Depreciation and Amortization (or “EBITDA”); and

•	Invest for growth.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Cambium Learning Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is non-binding on the Board. Although non-binding, the Board will carefully review and consider the voting results when evaluating our executive compensation program.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL TWO.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

We will provide an advisory vote on executive compensation at least once every three years. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal Three we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years (triennially). We believe that this frequency is appropriate for a number of reasons, including:

•	Our compensation programs do not change significantly from year to year and we seek to be consistent;

•	Our compensation program does not contain any significant risks that might be of concern to our stockholders;

•	A longer frequency is consistent with long-term compensation objectives; and

•	Our compensation programs are designed to reward and incentivize long-term performance and a triennial vote corresponds with the three year performance period under our long-term incentive awards.

For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our Named Executive Officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table below. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Board’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We are aware that some stockholders may believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Board will disclose its position on the frequency of future advisory votes on executive compensation as part of our Corporate Governance Guidelines on our website at www.cambiumlearning.com.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FOUR
RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Whitley Penn LLP as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2011. Whitley Penn LLP audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2010.

The Board is asking the stockholders to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Although not required by law, by NASDAQ rules or by the Company’s bylaws, the Board is submitting the appointment of Whitley Penn LLP to the stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Whitley Penn LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Audit and Non-Audit Services and Fees of Independent Registered Public Accounting Firm

	2010	2009(1)

Audit fees(2)	$559,315	$—
Audit-related fees(3)	8,000	—
Tax fees	—	—
All other fees(4)	6,742	—

Total fees	$574,057	$—

(1)	During the 23-day period from December 8, 2009 (the effective date of the Mergers of Voyager and Cambium Holdings) through December 31, 2009, Whitley Penn LLP did not bill the Company for any services. Prior to completion of the Mergers, Whitley Penn LLP was engaged as Voyager’s independent registered public accounting firm. In connection with this engagement, Whitley Penn LLP billed Voyager audit fees of $115,000 for the 2009 fiscal year audit and related quarterly review procedures and audit-related fees of $111,000, primarily for SEC filings related to the merger with Cambium Holdings. Whitley Penn LLP did not bill any tax fees or other fees to Voyager during 2009.

(2)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and our controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(3)	Audit-related fees consisted of accounting consultations and attest services related to debt compliance requirements.

(4)	All other fees consists of fees and expenses incurred in connection with a registration statement that was not completed.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm.

The Audit Committee understands the need for Whitley Penn LLP, the Company’s independent registered public accounting firm, to maintain objectivity and independence in its audits of the Company’s financial statements. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided to Voyager by Whitley Penn LLP described above were approved by the audit committee of the Voyager board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2010 for the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2010. These persons are sometimes referred to elsewhere in this Proxy Statement as our “Named Executive Officers.”

With respect to 2009 compensation reported in the table below, we note that compensation attributable to the period from January 1, 2009 through December 8, 2009 (the closing date of the Mergers) was paid to Ronald Klausner, Bradley C. Almond, John Campbell and Carolyn W. Getridge by Voyager or its affiliates, and was paid to David F. Cappellucci by Cambium Holdings or its affiliates. The 2009 compensation for each of the Named Executive Officers that is attributable to the period from December 9, 2009 through December 31, 2009 was paid by the Company or its affiliates.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)	($)	($)(2)	($)

Ronald Klausner	2010	$557,925	$—	$—	$—	$150,381	$—	$11,056	719,362
Chief Executive Officer	2009	557,925	526,333	—	934,887	—	—	1,313,233	3,332,378
Bradley C. Almond	2010	250,000	25,000	—	—	50,000	—	5,339	330,339
Senior Vice President and	2009	249,962	—	—	304,482	140,000	—	352,995	1,047,439
Chief Financial Officer
David F. Cappellucci	2010	403,750	—	—	—	118,500	—	7,134	529,384
President	2009	217,462	250,000	—	730,758	—	—	9,631	1,207,851
John Campbell	2010	299,953	—	—	—	128,700	—	6,816	435,469
Senior Vice President and	2009	297,287	—	—	365,379	234,878	—	273,763	1,171,307
President, Cambium Learning Technologies
Carolyn W. Getridge	2010	200,000	28,000	—	124,743	257,653	—	7,814	618,210
Senior Vice President of Human Resources and Urban Development(3)

(1)	The amounts reported in this column for each Named Executive Officer reflect aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for awards granted in fiscal years 2009 and 2010. These are not amounts paid to or realized by the individuals, and no amounts were paid to the individuals in 2009 and 2010. These values were calculated using the Black-Scholes option-pricing model with the following assumptions: expected stock volatility of 35%; risk free rate of 2.69% and 2.87% for 2009 and 2010, respectively; expected years until exercise using the simplified method of 6.25 years; and a dividend yield of 0%. However, pursuant to SEC rules, the amounts above do not reflect any assumption that a portion of the awards will be forfeited. Additional information regarding outstanding stock options held by the Named Executive Officers is set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(2)	See the All Other Compensation Table (and footnotes thereto) for details.

(3)	Ms. Getridge’s compensation information for 2009 has been omitted, as she was not a “Named Executive Officer” for such year.

The following table sets forth additional detail regarding the amounts reported under the “All Other Compensation” column of the Summary Compensation Table, above.

ALL OTHER COMPENSATION TABLE

	Life	Company	Other Perquisites
	Insurance	Contributions	and Personal
Name	Premiums	to 401(k)	Benefits	Total

Ronald Klausner	$6,156	$4,900	$—	$11,056
Bradley C. Almond	439	4,900	—	5,339
David F. Cappellucci	1,912	4,900	322	7,134
John Campbell	1,916	4,900	—	6,816
Carolyn W. Getridge	2,914	4,900	—	7,814

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards to our Named Executive Officers under the Equity Compensation Plan and our annual performance bonus plan.

GRANTS OF PLAN-BASED AWARDS

					All Other	All Other
					Stock	Option
					Awards:	Awards:
					Number of	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Base Price of	Fair Value of
		Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	Awards(2)

Ronald Klausner	3/7/2011	$112,786	$375,952	$751,905	—	—	—	—
Bradley C. Almond	3/7/2011	37,500	125,000	250,000	—	—	—	—
David F. Cappellucci	3/7/2011	88,875	296,250	592,500	—	—	—	—
John Campbell	3/7/2011	54,000	180,000	360,000	—	—	—	—
Carolyn W. Getridge	1/27/2010	—	—	—	—	75,000	4.50	101,970
	1/27/2010	—	—	—	—	25,000	6.50	22,773

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2011 payable to our Named Executive Officers based on the achievement of certain performance levels. For additional information, see the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS — Compensation Components — Incentive Compensation Awards.”

(2)	The grant date fair value of the options granted to Ms. Getridge on January 27, 2010, was calculated using the Black-Scholes option-pricing model with the following assumptions: expected stock volatility of 35%; risk free rate of 2.87%; expected years until exercise using the simplified method of 6.25 years; and a dividend yield of 0%. However, pursuant to SEC rules, the amounts above do not reflect any assumption that a portion of the award will be forfeited.

Equity Incentive Awards Outstanding at Fiscal Year End

The following table lists the outstanding stock option awards held by our Named Executive Officers as of December 31, 2010. No awards of restricted stock have been granted to any of our Named Executive Officers as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
			Equity
			Incentive Plan
	Number of	Number of	Awards: Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Ronald Klausner	200,000 (1)	—	—	$8.55	4/24/2012
	149,384	413,116	—	4.50	12/8/2019
	49,794	137,706	—	6.50	12/8/2019
Bradley C. Almond	46,875	140,625	—	4.50	12/8/2019
	15,625	46,875	—	6.50	12/8/2019
David F. Cappellucci	119,507	330,493	—	4.50	12/8/2019
	39,835	110,165	—	6.50	12/8/2019
John Campbell	56,250	168,750	—	4.50	12/8/2019
	18,750	56,250	—	6.50	12/8/2019
Carolyn W. Getridge	17,351	57,649	—	4.50	1/27/2020
	5,783	19,217	—	6.50	1/27/2020

(1)	This number represents 200,000 stock appreciation rights, or SARs, relating to 200,000 shares of common stock of the Company. These SARs previously related to 200,000 shares of Voyager common stock, but were converted into fully vested SARs of the Company at the effective time of the Mergers. For additional information, please see the description of Mr. Klausner’s employment agreement under the caption “Employment Arrangements,” below.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Employment Agreements

Certain of the Named Executive Officers’ employment agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company or certain of its subsidiaries. See narrative description under the caption “Employment Arrangements” below for additional information.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing employment agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2010 termination or change in control date, and uses the closing price of the Company’s common stock on December 31, 2010 ($3.44). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers. These actual amounts would only be known at the time they become eligible for payment and would only be payable upon the termination of employment or change in control.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL TABLE

		Non-Change of Control	Change of Control
		Termination w/o	Termination w/o
		Cause or for	Cause or for Good
		Good Reason	Reason	Death	Disability
Name	Benefit	($)	($)	($)	($)

Ronald Klausner	Severance(1)	537,075	537,075	—	—
	Annual Incentive(2)	150,381	150,381	150,381	150,381
	Benefit Continuation(3)	20,335	20,335	—	—
	Total	707,791	707,791	150,381	150,381
Bradley C. Almond	Severance(1)	250,000	250,000	—	—
	Annual Incentive(2)	75,000	75,000	75,000	75,000
	Benefit Continuation(3)	14,368	14,368	—	—
	Total	339,368	339,368	75,000	75,000
David F. Cappellucci	Severance(1)	592,500	592,500	—	—
	Annual Incentive(2)	118,500	118,500	118,500	118,500
	Benefit Continuation(3)	25,918	25,918	—	—
	Total	736,918	736,918	118,500	118,500
John Campbell	Severance(1)	148,644	148,644	—	—
	Annual Incentive(2)	128,700	128,700	128,700	128,700
	Benefit Continuation(3)	6,480	6,480	—	—
	Total	283,824	283,824	128,700	128,700
Carolyn W. Getridge	Severance(1)	184,615	184,615	—	—
	Annual Incentive(2)	28,000	28,000	28,000	28,000
	Benefit Continuation(3)	6,267	6,267	—	—
	Total	218,882	218,882	28,000	28,000

(1)	Severance is calculated pursuant to the individual’s respective employment agreement as though the event occurred on December 31, 2010.

(2)	These amounts assume that the effective date of termination is December 31, 2010, and that the pro-rata payment under the annual incentive is equal to the award paid for the year.

(3)	The benefit continuation number is an estimate of the cost of health coverage continuation for the severance period applicable to the particular individual.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2010:

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities	Weighted-Average	Compensation Plans
	to be Issued Upon	Exercise Price of	(Excluding
	Exercise of	Outstanding	Securities
	Outstanding Options,	Options, Warrants	Reflected in Column
Plan Category	Warrants and Rights	and Rights ($)	(a))(1)
	(a)	(b)	(c)
(In thousands, except per-share amounts)

Equity compensation plans approved by security holders	3,957	5.19	1,033
Equity compensation plans not approved by security holders	—	—	—
Total	3,957	5.19	1.033

(1)	Excludes securities reflected in the first column, “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights,” and outstanding shares of restricted stock.

Employment Arrangements

The Company or its subsidiaries are parties to certain employment agreements or arrangements with the Named Executive Officers listed in the Summary Compensation Table. The following is a summary of the key terms of these employment arrangements with the Named Executive Officers.

Ronald Klausner

Letter agreement.  Mr. Klausner is party to a letter agreement with Voyager, dated April 9, 2009, which agreement was amended on August 13, 2009 by an amendment dated as of August 7, 2009, to, among other things, assign the agreement to the Company at the effective time of the Mergers. We refer to this letter agreement, as amended, as the “Klausner Agreement.” The Klausner Agreement provides that Mr. Klausner will serve the Company as its Chief Executive Officer and for Mr. Klausner to be nominated for election to the Board for so long as he remains Chief Executive Officer of the Company.

Salary; bonus.  The Klausner Agreement provides for an annual base salary of $557,875; however, solely for purposes of calculating certain bonuses, severance payments and other benefit entitlements, the Klausner Agreement provides for an annual base salary of $537,075, which lower amount we refer to as Mr. Klausner’s base salary. The Klausner Agreement also provides for an annual bonus opportunity with a target payment of 70% of base salary and a maximum payment of 140% of base salary, subject to the attainment of pre-established performance goals.

Payments in connection with the Mergers.  Pursuant to the Klausner Agreement, if Mr. Klausner has not been terminated for cause or resigned other than for good reason on or before June 8, 2010, he will be entitled to receive a 2009 Change in Control Bonus Payment in the amount of $225,573 and a Change in Control Payment in the amount of $805,612. In addition, if Mr. Klausner has not been terminated for cause or resigned other than for good reason on or before December 8, 2010, he will receive a retention bonus in the amount of $268,538.

Employee benefits.  The Klausner Agreement also provides that Mr. Klausner may participate in the Company’s employee benefit plans, executive compensation and executive perquisite arrangements. The Klausner Agreement also provides Mr. Klausner with indemnification with respect to certain “golden parachute” excise taxes under Section 4999 of the Internal Revenue Code.

Severance benefits.  In the event Mr. Klausner’s employment is terminated by the Company without cause, or if he resigns for good reason, he is entitled to certain severance benefits. If such an event had occurred prior to December 31, 2010, he would have received a payment equal to the greater of (i) 100% of his base salary or (ii) his target bonus for 2010. If such an event occurs on or after January 1, 2011, he will receive (x) salary continuation payments for a period of one year, and (y) a pro rata bonus for the year in which such termination occurs, but determined based upon the Company’s actual performance as compared to applicable performance targets and paid at the later of the effective date of a release of claims, and the date bonuses for such year are paid to other executives of the Company. In addition, upon such an event, Mr. Klausner would be eligible to receive continued medical, dental and vision benefits on terms similar to those applicable to active employees of the Company for a period of 18 months. As a precondition to his receipt of such benefits, Mr. Klausner is required to deliver a general release of claims to the Company.

Equity compensation.  With respect to Mr. Klausner’s stock appreciation rights, granted as of April 24, 2007, relating to 300,000 shares of Voyager common stock, at the effective time of the Mergers, (i) rights with respect to 200,000 shares were retained by Mr. Klausner and equitably adjusted and converted into rights relating to 200,000 shares of the Company’s common stock, in accordance with the terms of the Merger Agreement, and (ii) rights with respect to 100,000 shares were terminated. In addition, Mr. Klausner was granted options to purchase 750,000 shares of the Company’s common stock under the Equity Incentive Plan at the effective time of the Mergers. These stock options vest ratably daily over a four-year period, subject to earlier vesting upon a change of control of the Company. Seventy-five percent of these options have a per-share exercise price equal to $4.50 and 25% of these options have an exercise price equal to $6.50. Upon Mr. Klausner’s resignation, other than for good reason, or upon his termination for cause, all of his vested and unvested option and equity awards will terminate.

Restrictive covenants.  For a period of 24 months following Mr. Klausner’s termination of employment, he is restricted from (i) soliciting, calling or contracting with certain customers of the Company or its subsidiaries, (ii) participating in the development or support of certain products which compete with, or can be used for the same purposes as, the products of the Company or its subsidiaries, (iii) being engaged by any entity that manufacturers or sells products that compete with the products of the Company or its subsidiaries or (iv) soliciting employees of the Company or its subsidiaries.

David F. Cappellucci

Employment agreement.  Mr. Cappellucci is party to an employment agreement with Cambium Learning, Inc. dated April 12, 2007, which was amended on June 26, 2009, to, among other things, assign it to the Company at the effective time of the Mergers; we refer to this employment agreement, as amended, as the “Cappellucci Agreement.”

Position.  The Cappellucci Agreement provides that Mr. Cappellucci will serve as the President of the Company; provided that, on or after June 6, 2010, Mr. Cappellucci may elect to transition from President to Vice Chairman of the Company on such amended terms setting forth his role and responsibilities as Vice Chairman as the Company and Mr. Cappellucci may mutually agree upon. For so long as he does not elect this transition, Mr. Cappellucci will remain President of the Company in accordance with the terms of the Cappellucci Agreement. In the event that Mr. Cappellucci elects to transition to the role of Vice Chairman of the Company, the terms of the Cappellucci Agreement, will, subject to further amendment by mutual agreement of the Company and Mr. Cappellucci, continue to govern his role as Vice Chairman of the Company. Pursuant to the Cappellucci Agreement, Mr. Cappellucci will be nominated for election to the Board so long as he holds the position of President or Vice Chairman of the Company. If Mr. Cappellucci had elected to serve in the role of Vice Chairman of the Company and an amendment to his agreement governing the terms of such role had not been not mutually agreed upon prior to September 4, 2010 (in which case his employment with the Company would have been terminated as of such date), he would have been entitled to receive as severance the continuation of the payment of his base salary and health benefits for a period of 12 months and his pro-rated bonus for the applicable calendar year (such 12-month period may be extended for an additional 12-month period if the Company, at its election, had extended Mr. Cappellucci’s non-competition period for an additional 12 months).

Salary; bonus.  The Cappellucci Agreement provided that as of the effective time of the Mergers, he would receive an annual base salary of $395,000. The Cappellucci Agreement also provides for an annual bonus opportunity with a target payment of 75% of base salary and a maximum payment of 150% of base salary. The Cappellucci Agreement provided that Mr. Cappellucci’s cash bonus for 2009 equaled $250,000 payable on June 6, 2010 (but not later than the date bonuses for 2009 are paid to other executives).

Payments in connection with the Mergers.  Pursuant to the Cappellucci Agreement, Mr. Cappellucci was not entitled to receive any special payments or other benefits upon the completion of the Mergers.

Employee benefits.  The Cappellucci Agreement provides that Mr. Cappellucci may participate in all benefits generally available to the Company’s other senior executives.

Severance benefits.  In the event Mr. Cappellucci’s employment is terminated by the Company without cause, or if he resigns for good reason, he is entitled to certain severance benefits equal to 150% of his base salary payable over a period of 24 months following the termination of employment and continued medical and dental benefits for a period of 24 months; provided, however, that, at the discretion of the Company, such salary continuation and medical and dental benefits may be extended for an additional six-month period if the Company elects to extend post-termination non-competition and similar covenants by an incremental six-month period (extending such non-competition period from 18 months to 24 months). As a precondition to his receipt of such benefits, Mr. Cappellucci is required to deliver a general release of claims to the Company.

Death or disability.  In the event that Mr. Cappellucci’s employment terminates by reason of his death or disability, he would be entitled to receive his salary and pro-rated bonus through the date of his termination.

Equity compensation.  In connection with the Mergers, Mr. Cappellucci agreed to forfeit his interests in VSS-Cambium Management, LLC, CLI’s former management incentive plan. Mr. Cappellucci was granted options to purchase 600,000 shares of the Company’s common stock under the Equity Incentive Plan. These stock options vest ratably daily over a four-year period, subject to earlier vesting upon a change of control of the Company. Seventy-five percent of these options have a per-share exercise price equal to $4.50 and 25% have an exercise price equal to $6.50. Upon Mr. Cappellucci’s resignation, other than for good reason, or upon his termination for cause, all of his vested and unvested options will terminate.

Restrictive covenants.  For a period of 18 months following Mr. Cappellucci’s termination of employment, he is restricted from (i) being engaged by an entity that is competitive with the business of the Company or its subsidiaries (subject to certain limited exceptions), (ii) soliciting certain customers of the Company or its subsidiaries, or (iii) soliciting certain employees of the Company or its subsidiaries. Such 18-month period may be extended by the Company upon notice to Mr. Cappellucci for an additional six-month period if the Company extends Mr. Cappellucci’s severance benefits for such six-month period.

Bradley C. Almond

Employment Terms.  Mr. Almond is party to an employment terms letter with Voyager, dated June 19, 2009, to, among other things, provide for payments and other benefits in the following circumstances: (i) upon a change in control; (ii) in the event Mr. Almond is terminated by Voyager without cause; (iii) in the event Mr. almond is terminated by Voyager with cause or (iv) in the event Mr. Almond decides to terminate his employment for good reason at any other time. We refer to this employment terms letter as the “Almond Agreement.”

Acceleration of Long-Term Incentive Plan Awards.  The Almond Agreement provides for a cash Long Term Incentive Plan, or LTIP, award equal to $100,000 payable November 14, 2009 and $45,000 payable November 14, 2010.

Change in Control LTIP Payment.  As a result of the Mergers, all outstanding LTIP payment awards accelerated and were paid to Mr. Almond as of the closing of the Mergers.

Regular Severance Benefits.  If Mr. Almond is terminated without cause or resigns for good reason at any time, he is entitled to (i) salary continuation in an amount equal to the sum of his then current base salary for 12 months; (ii) an amount equal to accrued but unused vacation days; and (iii) until the earlier of (x) 12 months from the date of termination or (y) the date on which Mr. Almond commences other employment which offers benefits substantially similar to, or better than, those provided by Voyager to its active employees, continuation in Voyager’s medical, dental and vision plans.

Change in Control Bonus Payment.  In connection with the Mergers, Mr. Almond was paid a change in control bonus on March 1, 2010 in the amount of $200,000.

John Campbell

Employment Terms.  Mr. Campbell is party to an employment terms letter with Voyager, dated March 3, 2009, to, among other things, provide for (i) enhanced severance benefits and (ii) payments and other benefits upon a change in control. We refer to this employment terms letter as the “Campbell Agreement.”

Enhanced Severance Benefits.  The Campbell Agreement would have entitled Mr. Campbell to enhanced severance benefits if he had been involuntarily terminated without cause prior to December 31, 2009. Pursuant to, and in accordance with, the Campbell Agreement, the enhanced severance benefit arrangement terminated on January 1, 2010 and was replaced with a severance term of six months.

Change in Control Bonus Payment.  In connection with the Mergers, Mr. Campbell was paid a change in control bonus on March 1, 2010 in the amount of $265,500.

Carolyn W. Getridge

Employment Terms.  Ms. Getridge is party to an employment terms letter with Voyager, dated March 3, 2009, to, among other things, provide for (i) enhanced severance benefits and (ii) payments and other benefits upon a change in control. We refer to this employment terms letter as the “Getridge Agreement.”

Enhanced Severance Benefits.  The Getridge Agreement would have entitled Ms. Getridge to enhanced severance benefits if she had been involuntarily terminated without cause prior to December 31, 2009. Pursuant to, and in accordance with, the Getridge Agreement, the enhanced severance benefit arrangement terminated on January 1, 2010 and was replaced with severance terms consistent with the Company’s severance plan then in effect.

Change in Control Bonus Payment.  In connection with the Mergers, Ms. Getridge was paid a change in control bonus on March 1, 2010 in the amount of $60,000.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The primary objectives of our compensation programs are:

•	that they be fair, objective and consistent across the employee population;

•	that compensation be directly and substantially linked to measurable corporate and individual performance; and

•	that compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

We seek to foster a culture where individual performance is aligned with organizational objectives. We evaluate and reward our executive officers based on the comparable market compensation for their respective positions in the Company and an evaluation of their contributions to the achievement of short- and long-term organizational goals. Executive compensation is reviewed annually, and adjustments are made to reflect performance-based factors and competitive conditions.

The goal of the Company’s executive compensation program is to enhance the Company’s long-term profitability and share value by retaining and, where necessary, attracting experienced and highly skilled management personnel. The Company’s executive compensation program is designed to meet this goal by providing competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, rewarding corporate performance and recognizing individual initiative and achievement.

Compensation Determinations; “Controlled Company” Status

As noted elsewhere in this Proxy Statement, the Company is a “controlled company” as defined in NASDAQ Rule 5615(c)(2) because VSS-Cambium Holdings III, LLC holds more than 50% of the Company’s voting power. As a “controlled company,” the Company among other things, is not required to have a compensation committee comprised solely of independent directors. Thus, compensation determinations are generally made by the Board. On occasion, the Board will meet with members of our management team, including Messrs. Klausner and Cappellucci, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management may make recommendations to the Board on all components of compensation. The Board may consider, but is not bound to accept, management’s recommendations with respect to these matters. The Board has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers and does not delegate any of its compensation functions to others.

Compensation of Directors and Executive Officers

The directors and executive officers of the Company received no compensation from the Company prior to the completion of the Mergers on December 8, 2009. Thus, all compensation paid to the directors and executive officers for the period from January 1, 2009 through and including December 8, 2009 was paid to those officers by Cambium Holdings (or an affiliate thereof) or Voyager, as applicable.

The form and amount of the compensation paid to each of the Company’s directors, executive officers and other managers who had not entered into an employment agreement with the Company prior to the effective date of the Mergers were determined by the Board either prior to, or promptly following completion of, the Mergers.

Compensation Components

The Company’s executive compensation program consists of two principal components: base salary and incentive compensation awards, which may be comprised of cash awards, equity awards or both. In addition, the Company provides limited perquisites and other compensation to the Named Executive Officers, which are described in greater detail below. While the compensation packages for each of the Named Executive Officers contains base salary, incentive compensation and perquisite components, the compensation package for each Named Executive Officer is uniquely designed to retain that Named Executive Officer and to compensate him for his individual performance and, where appropriate, for Company performance as well as to create incentive for future performance. The Board combines the elements of compensation for each of the Named Executive Officers in a manner it believes optimizes that Named Executive Officer’s contribution to the Company. Our Named Executive Officers are also entitled to receive other customary employee benefits.

Our cash compensation goals for our Named Executive Officers are based upon the following principles:

•	Salary should be positioned to reflect each individual’s experience, performance and potential;

•	A significant portion of cash compensation should be “at risk;” and

•	The amount of annual discretionary performance bonuses is based on growth of orders volume, compared with the prior year, and the adjusted EBITDA results.

Base Salary

Base salaries are used to provide a fixed amount of compensation for an executive’s work. Although often initially established in each Named Executive Officer’s respective employment agreement, the salaries of Named Executive Officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities. Increases in base salary are based on an evaluation of the individual’s performance and, once increased to an established specified rate, generally will not be reduced below that specified rate.

In formulating base salary recommendations for the Company’s executive officers for the following year, the Board reviews each executive officer’s current base salary, individual achievements and contributions, the Company’s financial results, competitive market data, and the Board’s expectations for the executive officers for that particular year. The criteria used to establish financial performance targets include, among other things, EBITDA, revenue growth and unlevered free cash flow.

Incentive Compensation Awards

Cash Incentive Awards.  In addition to base salary compensation, the Company’s Named Executive Officers also may be awarded cash bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these Named Executive Officers and are designed to attract and retain qualified individuals and also to encourage them to meet the Company’s desired performance goals. We have an annual discretionary performance bonus program for our Named Executive Officers and other personnel pursuant to which cash payments may be made based on the Company’s performance in the applicable fiscal year. In March, 2011, the Board set the annual target bonus levels as a percentage of base salary for the Named Executive Officers. Target bonuses are calculated based upon a matrix of growth in orders volume and adjusted EBITDA. For example, at 4% orders volume growth and 4% adjusted EBITDA growth, an individual would receive 100% of his or her target bonus. At 8.4% orders volume growth and 9% adjusted EBITDA growth, an individual would receive 150% of his or her target bonus.

The actual incentive compensation plan bonus earned by each of our Named Executive Officers in 2010 was equal to approximately 40% of his respective target bonus for Mr. Klausner and 40% for Mr. Almond, 40% for Mr. Cappellucci, 71% for Mr. Campbell, and 40% for Ms. Getridge.

Payments under this bonus program are made annually.

Equity Incentive Awards.  The Company provides long-term executive compensation incentives that may be in the form of stock option awards, stock appreciation rights and/or restricted stock to more closely align the interests of management with the Company’s stockholders. The Board believes that grants of stock option awards, stock appreciation rights and/or restricted stock are an effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Grants of equity incentive awards to the Company’s Named Executive Officers are made pursuant to the Equity Incentive Plan. Stock options are granted under the Equity Incentive Plan at the prevailing market price on the date of grant and are valuable to the Named Executive Officers only if the Company’s common stock appreciates. We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value.

Our equity compensation goals for our Named Executive Officers and other employees are based upon the following principles:

•	Stockholder and executive interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance and/or stockholder value, should be rewarded;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity grants should reflect each individual’s experience, performance and potential and the duties and responsibilities of his or her respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention goals.

The Board granted stock options to certain of the Company’s Named Executive Officers effective as of December 8, 2009, in connection with completion of the Mergers (in the case of Messrs. Klausner, Cappellucci, Almond and Campbell), and on January 27, 2010 (in the case of Ms. Getridge). At the time these awards were granted, the unvested stock options of each of our Named Executive Officers had exercise prices that were higher than the then-current per-share price of our common stock. Each of these awards was issued for the purpose of retaining the individual recipient and increasing the value of the Company.

Each of the stock option awards described in the preceding paragraph has a vesting commencement date of December 8, 2009, a term of ten years, and, with respect to Messrs. Klausner and Cappellucci, and Ms. Getridge,

vest on a daily basis ratably over four years, and with respect to Messrs. Almond and Campbell vest in four equal annual installments commencing on December 8, 2010, subject to the option holder continuing to provide services to the Company through each such date.

Perquisites, Benefits and Other Compensation

The Company provides limited perquisites to the Named Executive Officers, which may include life insurance and reimbursement of certain expenses. In addition, as part of the Company’s overall compensation program, Named Executive Officers are entitled to certain other benefits, including 401(k) plan, health, dental and vision insurance, life insurance, short- and long-term disability insurance, and flexible spending accounts. Compensation paid to the Named Executive Officers with respect to perquisites or such other compensation is included in the “All Other Compensation” column of the Summary Compensation Table if required under applicable SEC rules.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

In addition, certain of the Company’s Named Executive Officers are also entitled to post-termination payments and/or payments in the event of a change-in-control of the Company. These benefits are discussed in more detail above under the captions “EXECUTIVE COMPENSATION — Employment Arrangements” and “EXECUTIVE COMPENSATION— Potential Payments Upon Termination or Change in Control.”

ANNUAL REPORT

We will provide, without charge, a copy of our 2010 Annual Report on Form 10-K, including the financial statements contained therein, as filed with the SEC, upon written request from any person or entity that was a holder of record, or who represents in good faith that such person or entity was a beneficial owner, of our common stock as of March 18, 2011. We will also furnish a requesting stockholder with any exhibit not contained in our 2010 Annual Report on Form 10-K upon specific request. Any such requests should be addressed to our Secretary at Cambium Learning Group, Inc., 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominees may be participating in the practice of householding, and will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other nominee that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials, or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or notify us if you are the record owner of your shares. You can notify us by sending a written request to the attention of our Secretary at Cambium Learning Group, Inc., 17855 N. Dallas Parkway, Suite 400, Dallas, Texas 75287, or call us at (214) 932-9500. In addition, if you are a stockholder as of the Record Date, we will deliver a separate copy of the Notice or proxy materials to you if you contact us at the above address or telephone number.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/  Todd W. Buchardt

Todd W. Buchardt
Secretary and General Counsel

Dallas, Texas
April 7, 2011

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
     Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/abcd
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 16, 2011.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 16, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò     Please detach here     ò

The Board of Directors recommends a vote “FOR” the election of each director named in Proposal 1, a vote “FOR” Proposals 2 and 4, and a vote for “3 YEARS” on Proposal 3.

1.	Election of directors to serve for a three-year term expiring at the 2014 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified:	01 Scott J. Troeller 02 Neil Weiner	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval, on an advisory basis, of the Company’s executive compensation.	☐ For	☐ Against	☐ Abstain

3.	Approval, on an advisory basis, of the frequency of the stockholder vote on the Company’s executive compensation (every 1, 2 or 3 years).	☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

4.	Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND FOR “3 YEARS” ON PROPOSAL 3.
Address Change? Mark box, sign, and indicate changes below:     ☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CAMBIUM LEARNING GROUP, INC.
2011 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 17, 2011
8:30 a.m. (Central Time)
Offices of Cambium Learning Group, Inc.
17855 N. Dallas Parkway, Suite 400
Dallas, Texas 75287

Cambium Learning Group, Inc. 17855 N. Dallas Parkway, Suite 400 Dallas, Texas 75287	PROXY

This proxy is solicited by the Board of Directors of Cambium Learning Group, Inc. for use at the 2011 Annual Meeting of Stockholders to be held on May 17, 2011.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted “FOR” Proposals 1, 2 and 4 and for “3 YEARS” on Proposal 3 described on the reverse side.
By signing the proxy, you revoke all prior proxies and appoint Bradley C. Almond and Todd W. Buchardt, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting, including any motion to adjourn the meeting, and any adjournments or postponements of the meeting.
See reverse for voting instructions.